UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

January 26, 2000

(Date of earliest event reported)

HUFFY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio1-532531-0326270

(State or other jurisdiction (Commission (I.R.S. Employer

of incorporation) File Number) Identification Number)

225 Byers Road

Miamisburg, Ohio

(Address of principal executive offices)

45342-3657

(Zip Code)

(937) 866-6251

(Registrant's telephone number, including area code)

Item 5. Other Events

On January 26, 2000, Huffy Corporation announced that it had closed on restructured financing arrangements with its existing lenders and a new revolving credit line with a new lender, Congress Financial Corporation, resulting in up to $175,000,000 of total available secured financing.

On January 27, 2000, Huffy Corporation announced that it had funded the payment of the dividend declared by its Board of Directors on July 22, 1999 which had been delayed pending completion of the above-mentioned refinancing transactions.

Item 7. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Intercreditor and Subordination Agreement dated January 26, 2000 among Huffy Corporation and its subsidiaries, Congress Financial Corporation, and Keybank National Association, Bank One, N.A., Bank of America, N.A., Fifth Third Bank-Western Ohio, National City Bank, and the Prudential Insurance Company of America (Huffy's "existing lenders") and Selco Service Corporation, and Asset Holding Company VI, LLC.

10.2	Loan and Security Agreement dated January 26, 2000 among Huffy Corporation and its subsidiaries, Congress Financial Corporation and Huffy's existing lenders.

10.3	Credit Agreement dated January 26, 2000 among Huffy Corporation and its subsidiaries and its existing lenders.

10.4	Restructuring Agreement dated January 26, 2000 among Huffy Corporation, its existing lenders, Selco Service Corporation and Asset Holdings Company VI, LLC.

99.1	Press release announcing refinancing.

99.2	Press release announcing funding of dividend payment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

HUFFY CORPORATION

By: /s/Timothy G. Howard

Timothy G. Howard

Vice President and Corporate Controller

(Principal Financial and Accounting Officer)

Date: January 31, 2000